Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The board of directors
Fidelity National Information Services, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333‑63342, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, 333-146080, 333-157575, 333-158960, 333-162262, 333-190793, 333-206214, 333-206832, and 333-208266) on Form S-8 and (No. 333-131593 and 333-212372) on Form S-3 of Fidelity National Information Services, Inc. and subsidiaries (the Company) of our reports dated February 21, 2019, with respect to the consolidated balance sheets of the Company as of December 31, 2018 and 2017, the related consolidated statements of earnings, comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10‑K of the Company.

/s/ KPMG LLP

Jacksonville, Florida
February 21, 2019